UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 9, 2018

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, the Board of Directors (the “Board”) of Bovie Medical Corporation (the “Company”) appointed Craig A. Swandal to serve as a director of the Company to fill a vacancy on the Board. Mr. Swandal was also appointed to serve on the Board’s audit committee.

Mr. Swandal is a principal of Lead 2 Change Consulting, a manufacturing consulting firm founded in January 2013. From January 2015 through October 2016, Mr. Swandal served as the VP of Operations of Tendyne, a clinical stage medical device company. Mr. Swandal holds a Mini MBA in Medical Technology from St. Thomas University and a Bachelors of Arts Degree in Organizational Management and Communications from Concordia University.

Other than as set forth herein, there is no arrangement or understanding between Mr. Swandal and any other persons pursuant to which Mr. Swandal was elected as a director. The Company believes that Mr. Swandal is qualified to serve as a director of the Company because of his extensive background in operations in small medical device companies.

Item 8.01 - Other Events.

On March 9, 2018, the Company issued a press release reporting the appointment of Mr. Swandal as a director and as a member of the Board’s audit committee. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits
(d)

Exhibit No.	Description

99.1	Press release dated March 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	By:	/s/ Jay D. Ewers
Jay D. Ewers
Chief Financial Officer and Secretary

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